Exhibit 99.1

U.S. GoldMining Welcomes Inclusion of Copper & Silver to U.S. Critical Minerals List,

Highlights Whistler Gold-Copper Project in Alaska

Anchorage, Alaska – November 13, 2025 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or “the Company”) is advancing the Whistler Gold-Copper Project (“Whistler” or “the Project”), located in Alaska, U.S.A. As the Company progresses its previously announced initial assessment study (“PEA”) (see news release dated June 9, 2025), it is encouraged by the recent inclusion of copper and silver in the United States ‘2025 List of Critical Minerals’.

On November 7, 2025, the Interior Department, through the U.S. Geological Survey, published its final 2025 List of Critical Minerals, outlining 60 minerals vital to the U.S. economy and national security that face potential risks from disrupted supply chains. The list includes both copper and silver, which make up two of the three metal components, along with gold, within the mineral resource estimate at the Whistler Project. The Project, located just 105 miles from the main population center of Anchorage, in Alaska (see Figure 1), is estimated to contain mineral resources of over 1 billion pounds (“Blbs”) of copper and almost 19 million ounces (“Moz”) silver in the Indicated category in addition to 3.93 Moz gold, and an additional 0.3 Blbs copper, 11.5 Moz silver and 3.31 Moz gold in the Inferred category1 (see Table 1).

Tim Smith, Chief Executive Officer of U.S. GoldMining, commented: “Since January 2025, the U.S. federal administration has begun to implement initiatives to encourage the exploration for and extraction of critical minerals on U.S. soil, minerals which are crucial to securing domestic resource security. Publication of the 2025 List of Critical Minerals is well timed as the Company is undertaking the PEA on its flagship Whistler Gold-Copper Project and continues to undertake and plan district-scale exploration on its 100% owned 53,700 acre property in one of the United States’ most prospective and mining-friendly jurisdictions, Alaska.”

About the Whistler Gold–Copper Project: A U.S. Based Critical Minerals Project

●	Multi-metal resource: Whistler contains gold, copper and silver, aligning with U.S. critical mineral priorities.

●	Strategic domestic location: Whistler is the closest large undeveloped gold-copper mineral deposit to Anchorage, Alaska’s largest city (see Figure 1), and therefore has good proximity to existing highways, port facilities, grid power, a skilled work force, and supply chain and services sector. The Project is also set to benefit from State infrastructure development, in particular the planned West Susitna Access Project (see news releases dated July 28, 2025, and August 11, 2025). Located on State land, potential future mine permitting at Whistler should benefit from the State’s robust permitting framework.

●	Geopolitical hedge: U.S. domiciled projects like Whistler could help reduce dependence on tariffed imports from high-risk jurisdictions. Whistler is also set to potentially benefit from strong policy tailwinds including a supportive climate of State and Federal policies respecting responsible resource extraction in Alaska (see news releases dated January 27, 2025, and March 24, 2025).

Figure 1: Location map of the Whistler Project, the closest large undeveloped gold-copper mineral deposit to Anchorage, Alaska’s largest city.

Table 1: Mineral Resource Estimate for the Total Project (Effective date: September 12, 2024):

		Cut-off	ROM	In situ Grades					In situ Metal
Class	Deposit	Value (US$/t)	Tonnage (ktonnes)	NSR (US$/t)	AuEqv (g/t)	Au (g/t)	Cu (%)	Ag (g/t)	AuEqv (koz)	Au (koz)	Cu (mlbs)	Ag (koz)
	Whistler Pit	10	282,205	22.84	0.68	0.41	0.16	1.89	6,201	3,724	999	17,166
	Raintree Pit	10	8,905	21.08	0.63	0.46	0.08	4.81	180	131	16	1,378
Indicated	Indicated Open Pit	varies	291,410	22.79	0.68	0.41	0.16	1.98	6,381	3,855	1,015	18,544
	Raintree UG	25	3,064	34.41	1.03	0.79	0.13	4.49	101	78	9	443
	Total Indicated	varies	294,474	22.91	0.68	0.42	0.16	2.01	6,482	3,933	1,024	18,987
	Whistler Pit	10	18,224	21.01	0.63	0.40	0.13	1.75	368	233	54	1,025
	Island Mountain Pit	10	124,529	18.21	0.54	0.45	0.05	1.02	2,180	1,817	139	4,084
	Raintree Pit	10	15,056	23.12	0.69	0.55	0.06	4.36	335	267	21	2,112
Inferred	Inferred Open Pit	varies	157,809	19.00	0.57	0.45	0.06	1.42	2,883	2,317	214	7,221
	Raintree UG	25	40,432	32.81	0.98	0.76	0.12	3.31	1,275	994	103	4,300
	Total Inferred	varies	198,241	21.82	0.65	0.52	0.07	1.81	4,158	3,311	317	11,521

Notes to Table 1:

1.	Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the mineral resources will be converted into mineral reserves.

2.	Inferred mineral resources are subject to uncertainty as to their existence and as to their economic and legal feasibility. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability.

3.	The mineral resource estimate for the Whistler, Island Mountain, and the upper portions of the Raintree West deposits have been confined by an open pit with “reasonable prospects of economic extraction” using the following assumptions:

●	Metal prices of US$1,850/oz gold (“Au”), US$4.00/lb copper (“Cu”) and US$23/oz silver (“Ag”);

●	Payable metal of 95% payable for Au and Ag, and 96.5% payable for Cu;

●	Refining costs for g of US$8.00/oz, for Ag of US$0.60/oz and for Cu of US$0.05/lb;

●	Offsite costs for Au of US$77.50/wmt, for Ag of US$3.50/wmt and for Cu of US$55.00/wmt;

●	Royalty of 3% net smelter return royalty (“NSR”);

●	Pit slopes are 50 degrees;

●	Mining cost of US$2.25/t for waste and mineralized material; and

●	Processing, general and administrative costs of US$7.90/t.

4.	The lower portion of the Raintree West deposit has been constrained by a mineable shape with “reasonable prospects of eventual economic extraction” using a US$25.00/t cut-off.

5.	Metallurgical recoveries are: 70% for Au, 83% for Cu, and 65% Ag for Ag grades below 10g/t. The Ag recovery is 0% for values above 10g/t for all deposits.

6.	The NSR equations are: below 10g/t Ag: NSR (US$/t)=(100%-3%)*((Au*70%*US$54.646/t) + (Cu*83%*US$3.702*2204.62 + Ag*65%*US$0.664)), and above 10g/t Ag: NSR (US$/t)=(100%-3%)*((Au*70%*US$56.646g/t) + (Cu*83%*US$3.702*2204.62)).

7.	The Au Equivalent equations are: below 10g/t Ag: AuEq=Au + Cu*1.771 +0.0113Ag, and above 10g/t Ag: AuEq=Au + Cu*1.771.

8.	The specific gravity for each deposit and domain ranges from 2.76 to 2.91 for Island Mountain, 2.60 to 2.72 for Whistler with an average value of 2.80 for Raintree West.

9.	Numbers may not add due to rounding.

1For further information regarding the Project and the mineral resource estimates referenced herein, refer to the technical report summary titled “S-K 1300 Technical Report Summary Initial Assessment for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, and the technical report titled “NI 43-101 2024 Updated Mineral Resource Estimate for the Whistler Project, South Central Alaska” with an effective date of September 12, 2024, available under the Company’s respective profiles at www.sec.gov and www.sedarplus.ca.

Technical Information

Tim Smith, P.Geo., Chief Executive Officer of U.S. GoldMining, has supervised the preparation of this news release and has reviewed and approved the scientific and technical information contained herein. Mr. Smith is a “qualified person” as defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package entirely on State of Alaska mining claims totaling approximately 53,700 acres (217.5 square kilometers). The Whistler Project Mineral Resource Estimate comprises 294 Mt at 0.68 g/t AuEq for 6.48 Moz AuEq Indicated, plus 198 Mt at 0.65 g/t AuEq for 4.16 Moz AuEq Inferred.

Visit www.usgoldmining.us for more information.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s expectations regarding the potential benefits of policy support for copper and silver projects in the United States, the Project, potential exploration targets, future work programs, the outlook or copper markets, and the Project’s exploration potential. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of future exploration may not confirm expectations, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at.www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.